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                                                                   EXHIBIT 10.7


                            OXFORD AUTOMOTIVE, INC.

                             Shareholder Agreement


         This Shareholder Agreement (the "Agreement") is made as of the 10th day of January, 1997, by and among Oxford Automotive, Inc., a Michigan corporation formerly known as BMG-MI, Inc. (the "Company"), and the shareholders set forth on Exhibit A to this Agreement (each individually a "Shareholder" and collectively the "Shareholders") and applies to all shares of the stock in the Company, of whatever class or series, that a Shareholder now owns or later acquires (the "Shares").

                                   Background

         A. Certain other holders of shares of common stock of the Company have executed Shareholder Agreements, one dated October 23, 1995, and the other dated February 26, 1996, that restrict the rights of such holders to transfer such shares (the "Prior Shareholder Agreements"). The parties to the Prior Shareholder Agreements shall be referred to as the "Original Shareholders" for the purposes of this Agreement. Copies of the Prior Shareholder Agreements are attached to this Agreement as Exhibits C and D.

         B. The Shareholders were holders of shares of the common stock of Lobdell Holdings, Inc., a Michigan corporation ("Holdings"), prior to the merger of Holdings with and into the Company pursuant to that certain Agreement and Plan of Merger between Holdings and the Company dated January 8, 1997 (the "Holdings Merger"). The Company is the surviving corporation after the Holdings Merger, which was made effective on the same date as this Agreement.


                                   Agreement

         1. Definitions. The following terms are defined for the purposes of this Agreement:

                 (a)      "Shareholder" includes a Shareholder's
representative, executor or legal guardian as necessary.

                 (b) "Transfer" is any sale, exchange or other disposition or encumbrance of a Shareholder's Shares, whether absolute or as security, whether for a valuable consideration or as a gift, whether voluntary or involuntary, except that a "transfer" shall not be deemed to include a transfer of a Shareholder's shares to a living trust of which Shareholder serves as the sole trustee or a transfer pursuant to the Shareholder's last will and testament, provided that the transferee shall execute a copy of this Agreement as a condition precedent to the transfer of any Share on the books of the Company and to recognition as a shareholder for any purpose.
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         2.      Restrictions on Transfer by Shareholder.

                 (a) A Shareholder may not transfer any Shares without first complying with the provisions of this Agreement.

                 (b) Except with the prior written consent of sixty percent (60%) in interest of the shares of common stock of the Company owned by Shareholders and Original Shareholders other than the Shareholder seeking to transfer his Shares or in connection with a transaction contemplated by Section 4, a Shareholder shall not transfer any of his Shares.

                 (c) Each of the certificates representing the Shares shall contain the following legends:

ON THE FACE OF
THE CERTIFICATE:          THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS
                          NOTED ON THE REVERSE SIDE HEREOF.

ON THE BACK OF
THE CERTIFICATE:          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE
                          SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND
                          VOTING AGREEMENTS CONTAINED IN THAT CERTAIN
                          SHAREHOLDER AGREEMENT, DATED JANUARY  10, 1997, BY
                          AND AMONG THE COMPANY AND CERTAIN SHAREHOLDERS OF THE
                          ISSUER.

         3. Redemption Upon Death. Upon the death of a Shareholder, the other Shareholders and the Original Shareholders may, subject to the provisions of this Section 3, purchase the Shares of that Shareholder. Such election shall be in writing within thirty (30) days of the date of death, and specify the number of shares to be purchased. If the purchase election is exercised, the purchase shall be in such proportions as the Shareholders and the Original Shareholders (excluding the Shareholder whose shares are being purchased (the "Selling Shareholder")) shall agree upon jointly in writing, or in the event that they fail to agree, then such purchase shall be proportionate to the relative number of Shares in the Company held by each Shareholder and Original Shareholder electing to participate in the purchase. The purchase price shall be determined and payable as provided in Section 4.

         4. Purchase Price. If a purchase price cannot be agreed upon by the purchasing Shareholders and Original Shareholders and the Selling Shareholder within thirty (30) days of the date of death, Selwyn Isakow or in the event Selwyn Isakow, or an entity controlled by him, is no longer a holder of Shares or is considered the Selling Shareholder, a majority in number of the purchasing Shareholders and Original Shareholders shall select an appraiser experienced in the appraisal of companies which are engaged in the business of the Company to appraise the Company as of the date of death. The appraisal shall be the higher value of the Company (i) as a going





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concern, or (ii) on a liquidation basis.  The purchase price for the Shares to be purchased shall be the pro rata portion of the value of the Company. The purchase price shall be payable against receipt of the certificates representing the Shares, duly endorsed for transfer not later than one hundred eighty (180) days subsequent to death, as follows: (i) the lesser of twenty percent (20%) of the purchase price or the original cost basis of the Shares shall be paid in cash, and (ii) the remaining unpaid balance, if any, by delivery of each purchasing Shareholder's and Original Shareholder's promissory note. The promissory note shall (i) be unsecured, (ii) have a five-year term providing for annual payments of principal equal to 20% of the face amount,
(iii) bear interest, payable quarterly, at the variable interest rate announced from time to time by NBD Bank as its prime rate, (iv) permit pre-payment in whole or in part, without penalty, at any time, (v) be non-negotiable, and (vi) entitle the holder to declare the unpaid principal amount and all interest accrued thereon immediately due and payable, after customary notice and grace periods, upon the failure to pay any installment when due.

         5.      Majority's Ability to Sell the Company.

                 (a) All of the Shareholders agree to execute and deliver to Selwyn Isakow an irrevocable proxy in the form of Exhibit B. Except as specifically provided in Section 5(b), Selwyn Isakow may vote such proxies as he and he alone determines appropriate and shall not be liable to any Shareholder in connection with any matter with respect to which he votes the Shares pursuant to such proxies.

                 (b) If the Original Shareholders and the Shareholders having a majority in interest of the voting securities of the Company determine that it is in the best interests of all of the Original Shareholders and the Shareholders, taken as a whole, to sell all or substantially all of the assets of the Company or to cause the Company to merge or consolidate with or into another corporation or other entity (each, a "Transaction"), Selwyn Isakow shall exercise the proxies provided to him pursuant to Section 5(a) consistent with the decision of a majority in interest of the voting securities of the Company held by the Original Shareholders and the Shareholders, provided, however, such holders notify him in writing at least one (1) business day prior to the date on which he is to vote or execute a consent with respect to a Transaction, otherwise he shall be entitled to vote such Shares as he and he alone determines appropriate, as provided in Section 5(a).

         6. Notices. All notices or communications permitted or required under this Agreement shall be given by express mail, certified mail or by personal service, with all postage or fees prepaid addressed to the applicable party as set forth on Exhibit A.

         7. Additional Capital Contributions. The Shareholders understand that additional paid in capital may be necessary for the Company's business.
If the Board of Directors of the Company determines to issue additional capital stock, warrants, options or convertible securities, the Shareholders agree among themselves to exercise the opportunity to purchase such additional securities in proportion to their ownership interest existing at that time. Securities not purchased by any Shareholder shall be offered to the Original Shareholders and the other Shareholders in





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proportion to their relative ownership interests not taking into account the interest of the Shareholder who refused to purchase additional securities.

         8. Complete Agreement. This Agreement contains the entire understanding of the parties with respect to transactions contemplated by this Agreement. No representations, inducement, agreement, amendment, promise or understanding will have any force or effect unless the same is in writing and validly executed by the parties to this Agreement. Notwithstanding the preceding sentence, the Company may modify Exhibit A from time to time to reflect new persons to whom Shares have been issued or to delete Shareholders who no longer own Shares.

         9.      Successors.   This Agreement shall be binding upon the parties
and their successors and assigns and may be specifically enforced.

         10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument. The Company shall have custody of counterparts executed in the aggregate by all Shareholders.

         11. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to its rules regarding choice of law. Each stock certificate representing Shares shall bear an appropriate legend referring to this Agreement. If there exist the requisite consents to a transfer, the transferees shall execute a copy of this Agreement as a condition precedent to the registration of his ownership of Shares on the books of the Company and to it recognition as a shareholder for any purpose.


                                        OXFORD AUTOMOTIVE, INC.



                                        ----------------------------
                                        Selwyn Isakow, President





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                                   Exhibit A




1.       Patrick T. Flynn
         The Oxford Investment Group, Inc.
         2000 N. Woodward Avenue, Suite 130
         Bloomfield Hills, Michigan  48304

2.       Charles L. Dardas
         Oxford Automotive, Inc.
         2000 N. Woodward Avenue, Suite 130
         Bloomfield Hills, Michigan  48304

3.       Jeffrey J. Mason
         Oxford Automotive, Inc.
         2000 N. Woodward Avenue, Suite 130
         Bloomfield Hills, Michigan  48304

4.       John H. Ferguson
         Oxford Automotive, Inc.
         1574 Eagle Street North
         Cambridge, Ontario  N3H 4S5
         Canada

5.       Richard Kaspers
         Packaging Concepts + Design, Inc.
         800 Mandoline
         Madison Heights, Michigan 48071

6.       Selwyn Isakow
         The Oxford Investment Group, Inc.
         2000 N. Woodward Avenue, Suite 130
         Bloomfield Hills, Michigan  48304

7.       Steven M. Abelman
         Oxford Automotive, Inc.
         2000 N. Woodward Avenue, Suite 130
         Bloomfield Hills, Michigan  48304





                                      A-1
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8.       Larry C. Cornwall
         Oxford Automotive, Inc.
         2000 N. Woodward Avenue, Suite 130
         Bloomfield Hills, Michigan  48304

9.       Donald C. Campion
         Oxford Automotive, Inc.
         2000 N. Woodward Avenue, Suite 130
         Bloomfield Hills, Michigan  48304

10.      Manfred Walt
         Suite 4440 BCE Place
         181 Bay Street
         Toronto, Ontario  M5J 2T3
         Canada





                                      A-2
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                                   Exhibit B


                               IRREVOCABLE PROXY

         I appoint Selwyn Isakow, my proxy, to vote all of my shares of common stock of Oxford Automotive, Inc. that are entitled to vote at any meeting of the Shareholders of Oxford Automotive, Inc. This proxy concerns all matters that may properly come before any such meeting, and any adjournment thereof.


Date: January 8, 1997
                                                  --------------------------
                                                  [Name]




Certificate No.
                          ----------
Number of Shares
                          ----------
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                                 SIGNATURE PAGE


         The undersigned hereby executes the Shareholder Agreement (the "Agreement") of Oxford Automotive, Inc., a Michigan corporation, dated as of January 10, 1997, and hereby agrees to all of the terms and provisions thereof. The undersigned hereby joins and executes the Agreement and hereby authorizes this Signature Page to be attached thereto.




Dated: January 8, 1997
                                        --------------------------------